CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Andrew B. Shoup, Chief Administrative Officer of Smith Barney Sector Series Inc. - Smith Barney Technology Fund (the "Registrant"), each certify to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended April 30, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                     Chief Administrative Officer
Smith Barney Sector Series Inc.-            Smith Barney Sector Series Inc.-
Smith Barney Technology Fund                Smith Barney Technology Fund



/s/ R. Jay Gerken                           /s/ Andrew B. Shoup
---------------------------                 -------------------------
R. Jay Gerken                               Andrew B. Shoup
Date: July 7, 2004                          Date: July 7, 2004


This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.